EXHIBIT (b)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of TS&W/Claymore Tax-Advantaged Balanced Fund (the “Issuer”) for the six months ended June 30, 2007 (the “Report”), Nicholas Dalmaso, as Chief Legal and Executive Officer of the Issuer, and Steven M. Hill, as Treasurer and Chief Financial Officer of the Issuer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13#(a) or 15#(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

/s/ Nicholas Dalmaso
Name: Nicholas Dalmaso
Title: Chief Legal and Executive Officer
Dated: August 31, 2007

/s/ Steven M. Hill
Name: Steven M. Hill
Title: Treasurer and Chief Financial Officer
Dated: August 31, 2007